Exhibit 99.1

JUPITERMEDIA PROMOTES DONALD J. O'NEILL TO CHIEF FINANCIAL OFFICER


(New York, NY - May 3, 2007) Jupitermedia Corporation's (Nasdaq: JUPM) Board of Directors today named Donald J. O'Neill to the position of Chief Financial Officer of the company. Christopher S. Cardell had been serving as both President and interim principal financial officer since the departure of former CFO Christopher J. Baudouin in December of 2006.

Mr. O'Neill joined Jupitermedia in April 2000 and has served as Jupitermedia's Controller since 2005. Prior to his tenure at Jupitermedia, O'Neill was employed by Arthur Andersen LLP. O'Neill will continue to work closely with and report to President and Chief Operating Officer Christopher S. Cardell and will be directly responsible for executing the company's financial objectives.

"Don has consistently displayed the knowledge, ability and leadership necessary to take on the increased responsibility and workload of this demanding position," said Mr. Cardell. "Don also understands our dynamic businesses and culture, which is essential in an organization like ours that is constantly evolving," added Cardell.

"After a search of candidates outside the organization, we came to the conclusion that the most qualified applicant was already on our team," stated Alan M. Meckler, Chairman and CEO of Jupitermedia Corporation. "As we continue to grow as a multi-divisional global organization, Don's financial expertise and knowledge of our businesses and systems will be critical in helping to manage our growing operations and reporting requirements," added Meckler.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM, http://www.jupitermedia.com/), headquartered in Darien, CT, is a leading global provider of images, original information and events for information technology, business and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree,
 Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com, JupiterGreetings.com, AnimationFactory.com,
RoyaltyFreeMusic.com, StudioCutz.com and Stockxpert.com. The media segment of Jupitermedia consists of four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. These networks include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 400 million page views monthly. In addition, the media segment includes internet.com events, which produces offline conferences and trade shows focused on IT and business-specific topics


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including ISPCON, INBOX, bITa USA, Web Video Summit, Semantic Web Strategies and
Digital Rights Management Strategies.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's ability to protect its intellectual property; and Jupitermedia's dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:
Michael DeMilt
VP of Marketing
212-547-7938
press@jupitermedia.com


All current Jupitermedia press releases can be found online at www.jupitermedia.com/corporate/press.html.